   As filed with the Securities and Exchange Commission on September 13, 1994

                                                            Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                                _______________

                                    Form S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                _______________

                        Houston Industries Incorporated
             (Exact name of registrant as specified in its charter)

            Texas                                            74-1885573
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                                5 Post Oak Park
                             4400 Post Oak Parkway
                              Houston, Texas 77027
                                 (713) 629-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                _______________

                               WILLIAM A. CROPPER
                          Vice President and Treasurer
                        Houston Industries Incorporated
                                5 Post Oak Park
                             4400 Post Oak Parkway
                              Houston, Texas 77027
                                 (713) 629-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                _______________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                                _______________

                        CALCULATION OF REGISTRATION FEE

 =======================================================================================================
                                                           Proposed          Proposed
                                                           Maximum            Maximum
                                           Amount       Offering Price       Aggregate       Amount of
  Title of Each Class of Securities        to be             Per             Offering      Registration
          to be Registered               Registered         Unit(2)          Price(2)          Fee(3)
- -------------------------------------------------------------------------------------------------------
Common Stock, without par value (1)..  587,646 shares          $34.50      $20,273,787           $6,991
=======================================================================================================

(1) Includes preference stock purchase rights of one Right per share associated with the Common Stock.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices reported on the New York Stock Exchange Composite Tape on September 9, 1994.
(3) As no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                Subject to Completion, Dated September 13, 1994
PROSPECTUS

                                 587,646 Shares

                        HOUSTON INDUSTRIES INCORPORATED

                                  COMMON STOCK
                              (without par value)

     The 587,646 shares (the "Shares") of common stock, without par value (the "Common Stock"), of Houston Industries Incorporated, a Texas corporation (the "Company"), offered hereby are being sold by Amzak Corporation, a Delaware corporation ("Amzak"), Countryside Cable, Inc., a Delaware corporation and wholly owned subsidiary of Amzak ("Countryside"), and Keith N. Cripps (collectively, the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any part of the proceeds from the sale of the Shares but has agreed to pay substantially all of the expenses of the offering of the Shares other than fees and expenses of the Selling Shareholders' counsel and advisers, all stock transfer fees and expenses, if any, and all other expenses (including brokerage discounts, commissions and fees) related to the sale of the Shares.

     Sales of the Shares by the Selling Shareholders may be made from time to time on the New York Stock Exchange (the "NYSE") pursuant to and in accordance with the applicable rules of the NYSE, in one or more transactions, including block transactions, negotiated transactions or a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices ("Regular Way Sales"). Subject to the Company's right to suspend the sale of any of the Shares by the Selling Shareholders, the Shares may be sold only during the fifteen-day period commencing on the fifth day following the dates upon which the Company files with the Securities and Exchange Commission any Quarterly Report on Form 10-Q or any Annual Report on Form 10-K (each, a "Sale Period"). Sales of the Shares by a Pledgee (as hereinafter defined) upon the foreclosure on any of the Shares pledged by a Selling Shareholder to a third party (a "Pledgee") to secure a bona fide debt of such Selling Shareholder ("Pledged Shares") may be made solely through Regular Way Sales on the NYSE for a period of thirty consecutive days commencing on the tenth day following the delivery of a foreclosure notice and letter agreement by the Pledgee to the Company (each, a "Pledgee Sale Period"), subject to the Company's right to suspend the sale of any Pledged Shares by the Pledgee. The Shares and/or the Pledged Shares will be offered directly, through agents designated from time to time, or through brokers or dealers. A member firm of the NYSE may be engaged to act as the agent of the Selling Shareholder or the Pledgee in the sale of Shares by the Selling Shareholder or Pledged Shares by the Pledgee, as the case may be. To the extent required, specific information regarding the Shares (including, where applicable, the specific Shares sold, offering prices, names of any agent, broker or dealer, and any applicable commissions or discounts) and/or a Pledgee and the Pledged Shares will be set forth in an accompanying Prospectus Supplement. The Selling Shareholders may sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the extent such sales may be made in compliance with such Rule. See "Plan of Distribution." The Selling Shareholders and/or any Pledgee and any brokers, dealers, agents or others that participate with them in the distribution of the Shares or the Pledged Shares, as the case may be, may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions received by such persons and any profit on the resale of the Shares or the Pledged Shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

     The outstanding Common Stock, including the Shares, is listed on the NYSE, the Chicago Stock Exchange and the London Stock Exchange under the symbol "HOU." On September 9, 1994, the closing sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $34 5/8 per share.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


               The date of this Prospectus is September   , 1994.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60603, on which the Common Stock is listed.

     This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7629), are incorporated by reference into this Prospectus and shall be deemed to be a part hereof:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993;

     (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994;

     (3)  the Company's Current Report on Form 8-K dated February 22, 1994; and

     (4) the descriptions of each of (a) the Common Stock, which is contained in the Company's Registration Statement on Form 8-A dated January 14, 1977, as amended by Form 8 dated July 14, 1986, and (b) the Company's Rights to Purchase Preference Stock, which is contained in the Company's Registration Statement on Form 8-A dated July 16, 1990.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Common Stock made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, in a supplement to this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed supplement to this Prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide copies of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into such documents) without charge to each recipient of a copy of this Prospectus, upon written or oral request of the recipient. Requests for copies of such documents should be directed in writing or by telephone to the Investor Relations Department, Houston Industries Incorporated, P. O. Box 4505, Houston, Texas 77210, telephone (800) 231-6406 (if calling from outside Texas) or (800) 392-4261 (if calling from inside Texas) (toll free in either case) or
(713) 629-3060.

                        THE COMPANY AND ITS SUBSIDIARIES

     The Company is a holding company operating principally in two business segments: the electric utility business and the cable television business. The Company conducts its operations primarily through three subsidiaries: Houston Lighting & Power Company ("HL&P"), its principal operating subsidiary, KBLCOM Incorporated ("KBLCOM") and Houston Industries Energy, Inc. ("HI Energy"). The Company is a holding company as defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), but is exempt from regulation as a "registered" holding company under the Holding Company Act.

     HL&P is engaged in the generation, transmission, distribution and sale of electric energy and serves customers in an approximately 5,000 square mile area of the Texas Gulf Coast, including Houston. As of June 30, 1994, the total assets and common stock equity of HL&P represented 88% of the Company's consolidated assets and 114% of the Company's consolidated common stock equity, respectively. For the twelve-month period ended June 30, 1994, the operations of HL&P accounted for substantially all of the Company's consolidated net income.

     The cable television operations of the Company are conducted through KBLCOM and its subsidiaries. This segment includes five cable television systems located in four states and a 50% interest in Paragon Communications ("Paragon"), a partnership which owns systems located in seven states. As of June 30, 1994, KBLCOM's systems served approximately 621,000 basic cable customers subscribing to approximately 509,000 premium programming units and, according to information provided by Paragon's managing partner, Paragon served approximately 931,000 basic cable customers subscribing to approximately 537,000 premium programming units.

     The Company has organized a subsidiary, HI Energy, to participate in domestic and foreign power generation projects and to invest in the privatization of foreign electric utilities. HI Energy is actively engaged in the evaluation of several such projects, but has not yet committed significant financial or other resources to any single project.

     The address of the principal executive offices of the Company is 5 Post Oak Park, 4400 Post Oak Parkway, Houston, Texas 77027. Its telephone number is
(713) 629-3000.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares.

                              SELLING SHAREHOLDERS

     The Shares were delivered to the Selling Shareholders on July 31, 1994 as consideration for the sale to KBLCOM of the capital stock of certain corporations owned by the Selling Shareholders. Pursuant to the terms and conditions of two separate stock purchase agreements (the "Stock Purchase Agreements"), 170,086 shares of Common Stock were issued to Amzak as consideration for all of the issued and outstanding capital stock of Nortel Cable Corporation, a Minnesota corporation ("Nortel"), 163,410 shares of Common Stock were issued to Countryside as consideration for all of the issued and outstanding capital stock of Countryside Investments, Inc., a Delaware corporation ("CII"), and 242,456 shares of Common Stock were issued to Amzak and 11,694 shares of Common Stock were issued to Keith N. Cripps as consideration for all of the issued and outstanding capital stock of Amzak Cable, Midwest, Inc., a Texas corporation ("ACM"). In connection therewith, the Company entered into a Registration Agreement, dated as of July 31, 1994 (the "Registration Agreement"), with the Selling Shareholders. In the Registration Agreement, the Company agreed to use diligent efforts to register for resale by the Selling Shareholders the Shares under the Securities Act and to maintain the effectiveness of such registration until the sooner to occur of (i) the expiration of a two-year period from the date of issuance of the Shares and (ii) the sale of all of the Shares. The Registration Statement was filed by the Company with the Commission in order to satisfy these requirements in the Registration Agreement.

     The following table sets forth the name of each Selling Shareholder, the number of shares of Common Stock beneficially owned as of August 31, 1994 by each Selling Shareholder and the number of Shares which may be offered by each Selling Shareholder pursuant to this Prospectus. Any and all of the Shares listed below may be offered for sale by the Selling Shareholder from time to time and therefore no estimate can be given as to the number of Shares that will be beneficially owned by the Selling Shareholders upon termination of this offering.


                            Shares of Common
                           Stock Beneficially      Shares to be
         Name of               Owned Prior       Offered Pursuant
   Selling Shareholder         to Offering      to this Prospectus
- -------------------------  -------------------  -------------------
Amzak Corporation(1)                  575,952              575,952
Countryside Cable, Inc.                    (1)                  (1)
Keith N. Cripps                        11,694               11,694


__________________________

(1) Included in the 575,952 shares of Common Stock indicated as being beneficially owned by Amzak are 163,410 shares owned by Countryside, a wholly owned subsidiary of Amzak.

     None of the Selling Shareholders has had any position, office or other material relationship with the Company or any of its affiliates within the past three years, except that each of the Selling Shareholders is a former stockholder of either Nortel, CII or ACM. As of August 31, 1994, the Selling Shareholders owned an aggregate of 587,646 shares of Common Stock, which represent less than one-half of 1% of the Common Stock currently outstanding.

                                 PLAN OF DISTRIBUTION

          Subject to the Company's right to suspend the sale of any of the Shares by the Selling Shareholders, sales of the Shares by the Selling Shareholders may be made from time to time solely through Regular Way Sales on the NYSE and only during a Sale Period. If during any Sale Period the Company suspends the sale of any of the Shares by the Selling Shareholders, then upon notice from the Company of the termination of the suspension, the Selling Shareholders may recommence the sale of the Shares for a number of days equal to the number of days during the Sale Period in which the suspension was in effect. The Selling Shareholders may also sell all or a portion of the Shares pursuant to Rule 144 under the Securities Act to the extent such sales may be made in compliance with such Rule.

          Sales of Pledged Shares may be made solely through Regular Way Sales on the NYSE during a Pledgee Sale Period, subject to the Company's right to suspend the sale of any Pledged Shares by a Pledgee. If during any Pledgee Sale Period the Company suspends the sale of any of the Pledged Shares by the Pledgee, then upon notice from the Company of the termination of the suspension, the Pledgee may recommence the sale of the Pledged Shares for a number of days equal to the number of days during the Pledgee Sale Period in which the suspension was in effect.

          The Shares and/or the Pledged Shares will be offered directly, through agents designated from time to time, or through brokers or dealers. A member firm of the NYSE may be engaged to act as the agent of the Selling Shareholder or the Pledgee in the sale of Shares by the Selling Shareholder or Pledged Shares by the Pledgee, as the case may be. The Company has been advised by each of the Selling Shareholders that they have not, as of the date of this Prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the Shares. To the extent required, specific information regarding the Shares (including, where applicable, the specific Shares sold, offering prices, names of any agent, broker or dealer, and any applicable commissions or discounts) and/or a Pledgee and the Pledged Shares will be set forth in a Prospectus Supplement.

          The Selling Shareholders and/or any Pledgee and any brokers, dealers, agents or others that participate with them in the distribution of the Shares or the Pledged Shares, as the case may be, may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or fees received by such persons and any profit on the resale of the Shares or the Pledged Shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.

          Agents may be entitled under agreements entered into with the Selling Shareholders or the Pledgees, as the case may be, to indemnification by the Selling Shareholders or the Pledgees against certain civil liabilities, including liabilities under the Securities Act.

          Pursuant to the Registration Agreement, (i) each of the Selling Shareholders agreed to indemnify the Company against any losses, claims, damages or liabilities that arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or this Prospectus, or any omission or alleged omission to state herein a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided by such Selling Shareholder specifically for use or inclusion in the Registration Statement, or (b) the use of this Prospectus after such time as the Company has advised such Selling Shareholder that the filing of a post-effective amendment or supplement hereto is required, except this Prospectus as so amended or supplemented, or (c) the use of this Prospectus after such time as the obligation of the Company under the Registration Agreement to keep the Registration Statement effective and current has expired, or (d) any violation by such Selling Shareholder or any person who controls such Selling Shareholder of any federal or state securities law or rule or regulation thereunder, and (ii) the Company agreed to indemnify each Selling Shareholder against any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or this Prospectus, or any omission or alleged omission to state herein a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, except to the extent such losses, claims, damages or liabilities arise out of or are based upon those matters described in
(i)(a), (b), (c) or (d) above. Such indemnification also covers legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability. The Registration Agreement provides that a Selling Shareholder may assign its rights under the Registration Agreement to any Pledgee provided that the Pledgee agrees in writing to become bound by the terms thereof.

                          DESCRIPTION OF CAPITAL STOCK

          The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 10,000,000 shares of preference stock, without par value ("Preference Stock"), of which 2,000,000 shares have been designated by the Board of Directors of the Company as Series A Preference Stock ("Series A Preference Stock"). Each of the Shares includes an associated preference stock purchase right (a "Right"). The shares of Series A Preference Stock have been initially reserved for issuance upon exercise of the Rights. The descriptions of each of the Common Stock and the Rights are incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of these descriptions. No shares of Preference Stock are currently outstanding. At August 31, 1994, there were 131,296,631 shares of Common Stock issued and outstanding.

                                    EXPERTS

          The consolidated financial statements and the related financial statement schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K, which is incorporated herein by reference, have been audited by Deloitte & Touche LLP, Independent Auditors, as stated in their report appearing therein. Such financial statements and financial statement schedules are incorporated herein by reference in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

          Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas.

  No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus or that the information set forth herein is correct as of any time subsequent to the date hereof or the date of filing of any documents incorporated by reference herein.

                                _______________



            TABLE OF CONTENTS


                                        PAGE
                                        ----
              Prospectus
Available Information..................  2

Incorporation of Certain Documents by
   Reference...........................  2

The Company and its Subsidiaries.......  3

Use of Proceeds........................  3

Selling Shareholders...................  4

Plan of Distribution...................  5

Description of Capital Stock...........  6

Experts................................  6

Legal Opinions.........................  6



                                    Houston
                                  Industries
                                  Incorporated



                                 587,646 Shares



                                  Common Stock
                              (without par value)



                           __________________________

                              P R O S P E C T U S
                           __________________________



                               September   , 1994

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          All expenses (other than underwriting discounts and commissions and fees and expenses of legal or other advisers to the Selling Shareholders) in connection with the offering described in this Registration Statement will be paid by the Company. Such expenses are estimated (other than the Commission's registration fee) as follows:

          Securities and Exchange Commission registration fee..   $ 6,991
          Printing and filing expenses.........................    10,000
          Accounting fees and expenses.........................    10,000
          Legal fees and expenses..............................    15,000
          Blue Sky qualification fees and expenses.............     7,000
          Miscellaneous........................................     1,009
                                                                  -------
               Total...........................................   $50,000
                                                                  =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article 2.02A(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

          Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of his duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office,
(iv) acts or omissions for which liability is specifically provided for by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

          Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 16.    EXHIBITS.

          The following documents are filed as a part of this registration statement or incorporated by reference herein:


                                                        Report or     SEC File or
Exhibit                                               Registration    Registration     Exhibit
  No.                   Description                     Statement        Number       Reference
- -------                 -----------                  --------------   ------------  -------------

   3.1*  Restated Articles of Incorporation of       Form 10-Q for          1-7629          3
         the Company.                                the quarter
                                                     ended June 30,
                                                     1993

   3.2*  Amended and Restated Bylaws of the          Form 8-K dated         1-7629          3
         Company.                                    June 29, 1992

   4.1*  Rights Agreement dated July 11,             Form 8-K dated         1-7629   4(a)(1)
         1990 between the Company and                July 11, 1990
         Texas Commerce Bank National
         Association, as Rights Agent (Rights
         Agent), which includes form of
         Statement of Resolution Establishing
         Series of Shares designated Series A
         Preference Stock and form of Rights
         Certificate.

   4.2*  Agreement and Appointment of                Form 8-K dated         1-7629   4(a)(2)
         Agent dated as of July 11, 1990             July 11, 1990
         between the Company and the Rights
         Agent.

      5  Opinion of Baker & Botts, L.L.P.

   23.1  Consent of Deloitte & Touche LLP.

   23.2  Consent of Baker & Botts, L.L.P.
         (included in Exhibit 5).

     24  Powers of Attorney.

     99  Registration Agreement dated as of
         July 31, 1994 by and among the
         Company, Amzak, Countryside and
         Keith N. Cripps.

__________

*   Incorporated herein by reference as indicated.

ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection
     (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 13, 1994.

                              HOUSTON INDUSTRIES INCORPORATED



                              By       /s/ Don D. Jordan
                                -----------------------------
                                 (Don D. Jordan, Chairman and
                                   Chief Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the date indicated.

                Signature                               Title                     Date
                ---------                               -----                     ----



    /s/ Don D. Jordan                       Chairman and Chief Executive   September 13, 1994
- ------------------------------------------  Officer and Director
(Don D. Jordan)                             (Principal Executive and
                                            Financial Officer and
                                            Director)




    /s/ Mary P. Ricciardello                Comptroller (Principal         September 13, 1994
- ------------------------------------------  Accounting Officer)
        (Mary P. Ricciardello)


* MILTON CARROLL, JOHN T.
CATER, ROBERT J. CRUIKSHANK,
LINNET F. DEILY, JOSEPH M.
HENDRIE, HOWARD W. HORNE,                   Directors
ALEXANDER F. SCHILT, KENNETH L.
SCHNITZER, SR., D. D. SYKORA,
JACK T. TROTTER, BERTRAM WOLFE

*By  /s/ Hugh Rice Kelly                                                   September 13, 1994
   ---------------------------------------
     (Hugh Rice Kelly, Attorney-in-Fact)